EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated March 29, 2005, except for the final paragraph which is as of May 2, 2005, and May 2, 2005, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, respectively, of The Med-Design Corporation, which are included in such Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO Seidman LLP

Los Angeles, California
February 10, 2006